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                                                                   Exhibit 10.16

                                                                [EXECUTION COPY]

              AMENDED AND RESTATED PROFESSIONAL SERVICES AGREEMENT

     THIS AMENDED AND RESTATED PROFESSIONAL SERVICES AGREEMENT (this "AGREEMENT"), dated as of April 6, 2004, is entered into by and between GTCR Golder Rauner II, L.L.C., a Delaware limited liability company ("GTCR"), and Prestige Brands, Inc., a Delaware corporation and successor to Medtech/Denorex Management, Inc. (the "COMPANY"), and amends and restates the Professional Services Agreement dated as of February 6, 2004 (the "PRIOR AGREEMENT").

     WHEREAS, the Company is a wholly owned subsidiary of Prestige International Holdings, LLC, a Delaware limited liability company formerly known as Medtech/Denorex, LLC (the "PARENT");

     WHEREAS, certain affiliates of GTCR have purchased, and from time to time will purchase (including in connection with the Company's indirect acquisition of all of the shares of capital stock of Bonita Bay Holdings, Inc., a Virginia corporation and ultimate parent of Prestige Brands International, Inc. (the "PRESTIGE TRANSACTION")), Class B Preferred Units and Common Units of the Parent pursuant to that certain Unit Purchase Agreement, dated as of February 6, 2004, by and among the Parent, such GTCR affiliates and the other parties named therein, as amended from time to time pursuant to its terms (the "PURCHASE AGREEMENT");

     WHEREAS, in connection with its affiliates' equity interest in the Parent, GTCR has been providing financial and management consulting services to the Company pursuant to the Prior Agreement in consideration for the compensation arrangements set forth therein;

     WHEREAS, the Company desires to continue to receive, and GTCR desires to continue to provide, financial and management consulting services after the Prestige Transaction (as defined above) so that the Company may obtain the benefit of the experience of GTCR in business and financial management generally and its knowledge of the Company and the Company's financial affairs in particular; and

     WHEREAS, the parties hereto desire to amend and restate the Prior Agreement effective immediately prior to the consummation of the Prestige Transaction (the "EFFECTIVE TIME") to change certain terms thereunder to reflect the increased size of the Company after consummation of the Prestige Transaction and the additional services that will be provided by GTCR as a result thereof.

     NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, GTCR and the Company hereby agree as follows:

     1. ENGAGEMENT. The Company hereby agrees to continue to engage GTCR as a financial and management consultant, and GTCR hereby agrees to continue to provide financial and management consulting services to the Company and its affiliates, all on the terms and subject to the conditions set forth below.

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     2.   SERVICES OF GTCR. GTCR hereby agrees during the term of this engagement to consult with the board of directors of the Company (the "BOARD"), the boards of directors (or similar governing bodies) of the Company's affiliates and the management of the Company and its affiliates in such manner and on such business and financial matters as may be reasonably requested from time to time by the Board, including, but not limited to:

          (a)    corporate strategy;

          (b)    budgeting of future corporate investments;

          (c)    acquisition and divestiture strategies; and

          (d)    debt and equity financings.

     3. PERSONNEL. GTCR will provide and devote to the performance of this Agreement such partners, employees and agents of GTCR as GTCR shall deem appropriate for the furnishing of the services required thereby.

     4.   PLACEMENT FEES.

          (a) At the time of any purchase of equity by the Purchasers (as defined in the Purchase Agreement) and/or their affiliates pursuant to Section 1B of the Purchase Agreement (excluding all such purchases made concurrently with the consummation of the Prestige Transaction), the Company shall pay to GTCR a placement fee in immediately available funds equal to two percent (2.0%) of the amount paid to the Parent in connection with such purchase.

          (b) At the time of any other equity or debt financing of the Parent, the Company or any of their respective subsidiaries (excluding all of the financing for the Prestige Transaction) prior to a Public Offering (as defined in the Parent's Third Amended and Restated Limited Liability Company Agreement, dated as of the date hereof), the Company shall pay to GTCR a placement fee in immediately available funds equal to two percent (2.0%) of the gross amount of such financing (including the committed amount of any revolving credit facility); PROVIDED that the Company will not be obligated pursuant to this SECTION 4(b) to pay GTCR a placement fee as the result of any purchase of securities of the Parent by any executive of the Parent, the Company or any of their respective subsidiaries.

If any individual payment to GTCR pursuant to this SECTION 4 would be less than $10,000, then such payment shall be held by the Company until the first to occur of (i) such time as the aggregate of such payments equals or exceeds $10,000, and (ii) the effective date of the termination of this Agreement.

     5. MANAGEMENT FEE. Commencing on the date hereof, the Company shall pay to GTCR an annual management fee equal to $4 million, which fee shall begin to accrue on the date

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hereof and be payable in equal quarterly installments on each January 1, April
1, July 1 and October 1 during the term of this Agreement, beginning on July 1, 2004. Notwithstanding the foregoing, no payment shall be made to GTCR pursuant to the immediately preceding sentence at any time when (a) an Event of Default (as defined in the Credit Agreement) exists under the Credit Agreement, (b) an Event of Default (as defined in the Indenture) exists under the Indenture and/or
(c) the Company may not incur at least $1.00 of additional debt under Section 4.09(a) of the Indenture; PROVIDED, HOWEVER, the Company shall immediately pay to GTCR the full amount of all such deferred payments as soon as none of the circumstances set forth in clause (a), (b) or (c) above continues to exist. For purposes hereof, (i) "CREDIT AGREEMENT" means the Credit Agreement, dated as of April 6, 2004, among the Company, Prestige Brands International, LLC, a Delaware limited liability company, the lenders and issuers party thereto, Citicorp North America, Inc., as administrative agent and Tranche C Agent (as defined therein), Bank of America, N.A., as syndication agent for the lenders and issuers, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as documentation agent for the lenders and issuers, and the other parties named therein, as the same is in effect on the date hereof and (ii) "INDENTURE" means the Indenture, dated as of the date hereof, by and among the Company, the Guarantors listed on the signature pages thereto and U.S. Bank National Association, as trustee, as the same is in effect on the date hereof.

     6. EXPENSES. The Company shall promptly reimburse GTCR for such reasonable travel expenses, legal fees and other out-of-pocket fees and expenses as have been or may be incurred by or on behalf of GTCR, its directors, officers and employees in connection with the Prestige Transaction, in connection with any Subsequent Closing (as defined in the Purchase Agreement) or other financing of the Parent, the Company or any of their respective subsidiaries, and/or in connection with the rendering of any other services hereunder (including, but not limited to, fees and expenses incurred in attending Company-related meetings).

     7. TERM. This Agreement will continue from the date hereof until the Purchasers and their affiliates cease to own at least 10% of the Investor Securities (as defined in the Purchase Agreement). No termination of this Agreement, whether pursuant to this paragraph or otherwise, shall affect the Company's obligations with respect to the fees, costs and expenses incurred by GTCR in rendering services hereunder and not reimbursed by the Company as of the effective date of such termination.

     8. LIABILITY. Neither GTCR nor any of its affiliates, partners, employees or agents shall be liable to the Parent, the Company or their subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, except to the extent such loss, liability, damage or expense shall result from the gross negligence or willful misconduct of GTCR.

     9. INDEMNIFICATION. The Company agrees to indemnify and hold harmless GTCR, its partners, affiliates, officers, agents and employees against and from any and all loss, liability, suits, claims, costs, damages and expenses (including attorneys' fees) arising from their performance hereunder, except as a result of their gross negligence or intentional wrongdoing.

     10. GTCR AN INDEPENDENT CONTRACTOR. GTCR and the Company agree that GTCR shall perform services hereunder as an independent contractor, retaining control over and

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responsibility for its own operations and personnel. Neither GTCR nor its directors, officers, or employees shall be considered employees or agents of the Company as a result of this Agreement nor shall any of them have authority to contract in the name of or bind the Company, except as expressly agreed to in writing by the Company.

     11. NOTICES. Any notice, report or payment required or permitted to be given or made under this Agreement by one party to the other shall be deemed to have been duly given or made if personally delivered, telecopied (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day, or mailed by registered or certified mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid), to the other party at the following addresses (or at such other address as shall be given in writing by one party to the other):

          IF TO GTCR:

                 GTCR Golder Rauner II, L.L.C.
                 6100 Sears Tower
                 Chicago, IL 60606-6402
                 Facsimile: (312) 382-2201
                 Attention: David A. Donnini
                            Vincent J. Hemmer

                 WITH A COPY TO:

                 Kirkland & Ellis LLP
                 200 East Randolph Drive
                 Chicago, IL  60601
                 Facsimile: (312) 861-2200
                 Attention: Kevin R. Evanich, P.C.
                            Christopher J. Greeno

          IF TO THE COMPANY:

                 Prestige Brands, Inc.
                 90 North Broadway
                 Irvington, New York 10533
                 Facsimile: (914) 524-6821
                 Attention: Chief Executive Officer

                 WITH COPIES TO:

                 GTCR Golder Rauner II, L.L.C.
                 6100 Sears Tower
                 Chicago, IL 60606-6402
                 Facsimile: (312) 382-2201
                 Attention: David A. Donnini

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                            Vincent J. Hemmer

                 Kirkland & Ellis LLP
                 200 East Randolph Drive
                 Chicago, IL 60601
                 Facsimile: (312) 861-2200
                 Attention: Kevin R. Evanich, P.C.
                            Christopher J. Greeno

     12. ENTIRE AGREEMENT; MODIFICATION. This Agreement, those documents expressly referred to herein and the other documents of even date herewith (a) contain the complete and entire understanding and agreement of GTCR and the Company with respect to the subject matter hereof and (b) supersede all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of GTCR in connection with the subject matter hereof (including the Prior Agreement); PROVIDED, HOWEVER, nothing herein shall limit or otherwise affect any of the Company's obligations under the Prior Agreement to the extent arising prior to the date hereof (including, without limitation, the obligation to pay GTCR for all unpaid fees which have accrued prior to the date hereof and all costs and expenses incurred by or on behalf of GTCR in rendering services under the Prior Agreement to the extent not reimbursed by the Company prior to the date hereof). The provisions of this Agreement may be amended, modified and/or waived only with the prior written consent of the Company and GTCR.

     13. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

     14. ASSIGNMENT. Neither GTCR nor the Company may assign its rights or obligations under this Agreement without the express written consent of the other, except that GTCR may assign its rights and obligations to an affiliate of GTCR (which shall include GTCR Golder Rauner, L.L.C.).

     15. SUCCESSORS. This Agreement and all the obligations and benefits hereunder shall inure to the successors and permitted assigns of the parties.

     16. COUNTERPARTS. This Agreement may be executed and delivered by each party hereto in separate counterparts (including by means of facsimile), each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement.

     17. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

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     18.  MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION
WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON, AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, OR RELATED TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                                    * * * * *

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     IN WITNESS WHEREOF, the undersigned have caused this Amended and Restated
Professional Services Agreement to be duly executed and delivered on the date and year first above written.

                                         GTCR GOLDER RAUNER II, L.L.C.


                                         By:       /S/ DAVID A. DONNINI
                                                --------------------------------
                                         Name:     David A. Donnini
                                                --------------------------------
                                         Its:   Principal


                                         PRESTIGE BRANDS, INC.


                                         By:       /S/ PETER J. ANDERSON
                                                --------------------------------
                                         Name:     Peter J. Anderson
                                                --------------------------------
                                         Its:      Vice President
                                                --------------------------------


          [SIGNATURE PAGE TO AMENDED AND RESTATED PROFESSIONAL SERVICES
                                   AGREEMENT]